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                                                                     Exhibit 5.1


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 735-3000
                            FACSIMILE (212) 735-2000

                                                  September 29, 1998

NTL Incorporated
110 East 59th Street
New York, New York 10022

Ladies and Gentlemen:

            We have acted as special counsel to NTL Incorporated, a Delaware corporation ("NTL"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed on the date hereof by NTL with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by NTL of shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Amalgamation, dated as of February 4, 1998, as amended (the "Amalgamation Agreement"), among NTL, NTL (Bermuda) Limited, a Bermuda corporation and a wholly-owned subsidiary of NTL ("Sub"), and Comcast UK Cable Partners Limited, a Bermuda corporation ("Partners"). The Amalgamation Agreement provides for the amalgamation of Sub with Partners (the "Amalgamation"), with the separate existence of Sub and Partners continuing in the form of the company resulting from the Amalgamation. The Registration Statement includes a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the security holders of Partners in connection with, among other things, the approval of the Amalgamation Agreement, and to the security holders of NTL in connection with, among other things, the approval of the issuance of shares of Common Stock pursuant to the Amalgamation Agreement.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
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NTL Incorporated
September 29, 1998
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            In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including: (i) the Registration Statement (including the Joint Proxy Statement/Prospectus); (ii) the Restated Certificate of Incorporation of NTL, as currently in effect; (iii) the By-laws of NTL, as currently in effect; (iv) the Rights Agreement, dated as of October 13, 1993, between NTL and Continental Stock Transfer & Trust Company, as Rights Agent; (v) the Amalgamation Agreement; (vi) resolutions of the Board of Directors of NTL relating to the transactions contemplated by the Amalgamation Agreement; (vii) a specimen certificate evidencing the Common Stock; and (viii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than NTL, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of NTL and others.

            For purposes of this opinion, we have assumed that prior to the issuance of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) the Amalgamation Agreement will be approved by shareholders of Partners as required under Bermuda law; (iii) the Certificate of Amalgamation which will give effect to the Amalgamation will be duly issued by the Bermuda Registrar of Companies; and (iv) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.


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NTL Incorporated
September 29, 1998
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            Members of our firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Amalgamation Agreement, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                --------------------------------------------
                                Skadden, Arps, Slate, Meagher & Flom LLP


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